Exhibit 10.35

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made as of March 2, 1998, and amended and restated in its entirety effective as of January 25, 1999, and July 9, 1999, by and between W. Keith Kennedy (hereinafter called "Employee") and WATKINS-JOHNSON COMPANY, a California corporation (hereinafter called the "Company").

         In consideration of the mutual covenants herein contained the parties hereto agree as follows:

         1.       Term and Scope of Employment.

                  (a) The Company agrees to employ Employee in Palo Alto, California for a period of thirty-six (36) months, commencing March 9, 1998, and ending March 9, 2001, for the purpose of rendering services in connection with the Company's business. Employee agrees to accept employment with the Company for such purpose. In performing his duties hereunder, Employee shall observe and comply with all directions given by the Board of Directors of the Company or by his superiors.

                  (b) Employee shall devote his full time, attention, and effort to the business of the Company, and shall not during the term of this Agreement engage in any other business (whether

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as an employee,  partner,  consultant or  otherwise)  without the consent of the
Company; but this shall not be construed as preventing Employee from investing his assets in such form or manner as will not interfere with the services he agreed to render to the Company hereunder.

                  (c) Employee agrees to inform the Board of Directors of the Company, or his superiors, of all of his work and transactions on behalf of the Company, and to disclose to them his knowledge of the Company's business and affairs.

         2.       Salary.

                  For his services the Company agrees to pay Employee an annual salary of not less than Four Hundred and Sixty-Five Thousand Dollars ($465,000) payable in equal biweekly installments. In addition to the above amount, at the sole discretion of the Board of Directors, Employee may be granted bonuses or other compensation in an amount to be determined in accordance with Board policy.

         3.       Termination.

                  (a) For Cause. During the term of this Agreement, Employee's employment may be terminated by the Company for Cause (as defined below), effective immediately upon the day it sends Notice of Termination (as required by Section 10(b)) to Employee, at which time compensation will cease. "Cause" for this purpose,

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shall  mean  fraud,  misappropriation,  embezzlement  or willful  engagement  by
Employee in misconduct which is demonstrably and materially injurious to the Company and its subsidiaries taken as a whole. An act or omission of Employee shall not be considered "willful" unless done, or omitted to be done, by Employee without good faith and a reasonable belief that the act or omission was in the best interests of the Company and its subsidiaries. Employee may not be terminated for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by affirmative vote of not less than three-quarters of the entire membership of the Company's Board of Directors at a meeting of the Board called and held for that purpose (after reasonable notice to Employee and an opportunity for Employee, together with Employee's counsel, to be heard before the Board), finding Employee was guilty of the conduct set forth in the first sentence of this Section 3(a), and specifying the particulars thereof in detail. Notwithstanding the foregoing, Employee shall have the right to contest such termination for Cause (for purposes of this Agreement) by arbitration in accordance with the provisions of Section 9.

                  (b) Without Cause. Company may terminate Employee's employment without Cause. In the event Company terminates Employee's employment without Cause, in addition to the entire compensation provided for hereunder for the remainder of the term specified in Section 1(a) (which shall be paid in a lump sum),

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Employee shall be entitled to receive upon such termination  without Cause (in a lump sum) severance compensation equal to six (6) month's base salary, less all amounts required by law to be withheld and deducted; provided, however, that if the Company terminates Employee's employment other than for death, Disability or Cause, or Employee terminates his Employment for Good Reason, prior to the date of occurrence of a Change in Control if such termination is effected by the Company (or the actions or decisions giving rise to Employee's termination for Good Reason are taken or made by the Company) in anticipation of a Change of Control such termination shall for all purposes hereunder have the same consequences as a termination by Employee under subparagraph (c) of this Section 3 (any such termination, action or decision effected, taken or made within 90 days prior to the date of any such Change in Control shall be conclusively deemed to be in anticipation of a Change in Control).

                  (c) Change in Control. This Agreement shall not be terminated upon a Change in Control, as defined in subparagraph (d) of this Section 3. In the event of a Change in Control, the provisions of this Agreement shall be binding on and shall inure to the benefit of the surviving or resulting corporation, or (in the case of a Change in Control of the kind referred to in Section 3(c)(i)(z)) the corporation to which the applicable assets of the Company have been transferred; provided, however, that (a) Employee may treat the occurrence of a Change

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in  Control  as a  material  breach of this  Agreement  and may  terminate  this
Agreement upon written notice given (in accordance with Section 10(b)) within 120 days of the occurrence of a Change in Control, unless Employee's employment has theretofore been terminated in accordance with any other provisions of this Agreement, and (b) Employee may terminate this Agreement for Good Reason at any time following the occurrence of a Change in Control and during the remainder of the term of this Agreement as specified in Section 1(a). Upon such termination, or upon a termination of Employee by the Company without Cause at any time following the occurrence of a Change in Control, the Company shall:

                           (i) pay to Employee as  severance  pay in a lump sum,
in cash, on the fifth day following the Date of Termination (as defined in subparagraph (g) of this Section 3), an amount equal to the aggregate of (x) 299.999% of Employee's "Base Compensation" (as defined below), plus (y) an amount equal to (A) the amount previously determined by the Board as Employee's target bonus for the calendar year in which Notice of Termination is given by Employee or the Company, as the case may be, multiplied by (B) a fraction, the numerator of which shall be the number of days that have elapsed during such calendar year, through and including the date on which such Notice of Termination is given, and the denominator of which shall be 365; provided, however, that if the lump sum severance payment under

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this  Section 3, either alone or together  with other  payments (or the value of other benefits) which Employee has the right to receive from the Company in connection with a Change in Control, would not be deductible (in whole or in part) by the Company as a result of such lump sum payment constituting a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (collectively, the "Code")), such lump sum severance payment (or, at Employee's election, such other payments and/or benefits, or a combination of such other payments and/or benefits and such lump sum severance payment) shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Section 3 not being fully deductible by the Company as a result of Section 280G of the Code. The determination of the amount of any such required reduction pursuant to the foregoing provision, and the valuation of any non-cash benefits for purposes of such determination, shall be made exclusively by the firm that was acting as the Company's auditors prior to the Change in Control (whose fees and expenses shall be borne by the Company), and such determination shall be conclusive and binding. The term "Base Compensation" shall mean an average of the annual cash compensation paid to Employee by the Company and any of its subsidiaries in the form of salary or bonuses (including any amount that is the subject of an elective deferral by Employee) during the five taxable years immediately preceding the Change in Control which was includable


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in gross  income  (or would  have  been so  included  but for any such  elective deferral) by Employee for federal income tax reporting purposes; and

                           (ii)  arrange to provide  Employee,  for a thirty-six
month period (or such shorter period as Employee may elect), with disability, accident, group life, medical and dental insurance, all of which shall be prepaid, substantially similar to those insurance benefits which Employee is receiving immediately prior to a termination by Employee under this Section 3(c). Benefits otherwise receivable by Employee pursuant to this Section 3(c) shall be reduced to the extent comparable benefits are actually received by Employee during such thirty-six month period (or such shorter period elected by Employee), and any such benefits actually received by Employee shall be reported by Employee to the Company.

                  (d) Definition of Change in Control. A Change in Control shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, (y) any other consolidation or merger to which the Company is a party, regardless of whether shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the

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same  proportionate  ownership of common stock (or the  equivalent  fully voting securities) of the surviving corporation or other entity immediately after the merger, or (z) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the Company consummates (in one or a series of transactions) the disposition of substantially all of its business operations, or (iii) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the Company's outstanding Common Stock, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                  (e) Disability. If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from his duties with the Company on a full-time basis for six consecutive months and within 30 days after written Notice of Termination is thereafter given by the Company Employee

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shall not have returned to the full-time  performance of Employee's  duties, the
Company may terminate this Agreement for "Disability."

                  (f) Good Reason. For purposes of this Agreement, "Good Reason" shall mean any of the following (without Employee's express written consent):

                           (A) the  assignment  to  Employee  by the  Company of
duties inconsistent with, or a substantial alteration in the nature or status of, Employee's responsibilities immediately prior to a Change in Control other than any such alteration primarily attributable to the fact that the Company's securities are no longer publicly traded;

                           (B) a  reduction  by the Company in  Employee's  base
salary in effect on the date of a Change in Control or as the same may be increased from time to time during the term of this Agreement;

                           (C)  failure  by the  Company to  continue  in effect
without substantial change any compensation, incentive, welfare or benefit plan or arrangement, as well as any plan or arrangement whereby Employee may acquire securities, in which Employee is participating at the time of a Change in Control (or any other plans providing Employee with substantially similar benefits, hereinafter referred to as "Benefit Plans"), or the

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taking of any action by the Company  which  would  adversely  affect  Employee's participation in or materially reduce Employee's benefits under any such Benefit Plan or deprive Employee of any material fringe benefit enjoyed by Employee at the time of a Change in Control; unless an equitable substitute arrangement (embodied in an ongoing substitute or alternative Benefit Plan) has been made for the benefit of Employee with respect to the Benefit Plan in question. For purposes of the foregoing, Benefit Plans shall include, but not be limited to, the Company's Employee Stock Ownership Plan, Employees' Profit Sharing and Investment Plan, Deferred Compensation (401K) Plan, 1991 Stock Option and Incentive Plan, Top Management Incentive Bonus Plan, and/or any other plan or arrangement to receive and exercise stock options or stock appreciation rights, incentive, bonus or other award plans, group life insurance plans, medical, dental, accident and disability plans;

                           (D) a relocation of the Company's principal executive
offices to a location outside the San Francisco-Oakland-San Jose Bay Area, or Employee's relocation to any place other than the principal executive offices of the Company, except for required travel by Employee on Company business to an extent substantially consistent with Employee's business travel obligations at the time of a Change in Control;

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                           (E)  any  material  breach  by  the  Company  of  any
provision of this Agreement;

                           (F)  any   failure  by  the  Company  to  obtain  the
assumption of this Agreement by any successor or assign of the Company as required in Section 7; or

                           (G)   any   purported   termination   of   Employee's
employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 10(b) below. For purposes of this Agreement, no such purported termination shall be effective.

                           (g) Date of Termination.  "Date of Termination" shall
mean (a) for Disability, 30 days after Notice of Termination is given to Employee (provided Employee has not returned to the performance of Employee's duties on a full-time basis during such 30-day period), or (b) if Employee's employment is terminated for any other reason, the date on which Notice of Termination is given by the Company or Employee, as the case may be.

Notwithstanding any other provision of this Agreement, if during the term of this Agreement and while Employee is employed by Company, any persons shall enter into any agreement one of the purposes of which is to effect a transaction or transactions (the "Transaction") that would constitute, or be part of, a Change in

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Control,  the Company  shall be obligated  unconditionally  to pay or provide to
Employee  the  severance  pay in Section  3(c)(i)  and the  benefits  in Section
3(c)(ii) on the date of the consumation of the Transaction (whether or not Employee is then employed by the Company and without regard to the reason for any termination of Employee's employment, provided that such payments and benefits shall not be paid or provided if Employee is terminated for cause prior to the consumation of the Transaction) and such funds shall be deposited in an escrow account seven calendar days prior to the consumation of the Transaction with irrevocable instructions to pay such funds to Employee on the consumation of the Transaction.

         4. Nondisclosure and Assignment of Rights in Company Data. "Company Data" is hereby defined to mean for purposes of this Agreement, programs, improvements, records, ideas, files, drawings, documents, customer lists, investment opportunities, sales and marketing techniques and devices, formulae, specifications, research, studies, investigations, processes, data, and information disclosed to or known by Employee as a consequence, whether directly or indirectly, of his employment by Company which is not generally known in the industry in which the Company is or may become engaged and which involves special techniques or know-how in connection with the industry in which the Company is or may become engaged, and, without limiting the generality of the foregoing, anything not within the public

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domain and public  knowledge,  whether or not patentable or  copyrightable.  The parties hereto acknowledge that in the course of his employment, Employee will himself, or with others, have access to, use, come in contact with, obtain, make, evolve or conceive Company Data. As further consideration for Company's entering into this Agreement, Employee hereby sells, assigns and transfers to Company all right, title, and interest he has or at any time may have to Company Data, and to any and all other Company Data at any time used in the business of Company in which Employee may have a right, title, or interest, and such Company Data shall be the sole and exclusive property of Company.

         5. Assignment. The rights and obligations of Employee hereunder shall not be assignable and any attempted assignment shall be void. The rights and obligations of Company hereunder may be assigned as a part of any transaction which includes the transfer of all or substantially all of the assets of the Company, whether such transfer is made pursuant to a sale of assets or stock, or a merger, reorganization, or otherwise.

         6. No Obligation to Mitigate Damages. Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Employee as a result of employment by another employer or by retirement

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benefits  after the Date of  Termination,  or  otherwise,  except to the  extent provided in Section 3 above.

         7. Successor to the Company. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement satisfactory to Employee, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         8. Heirs of Employee. This Agreement shall inure to the benefit of and be enforceable by Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's

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devisees,  legatee,  or other  designee  or,  if there be no such  designee,  to
Employee's estate.

         9. Arbitration. Any dispute, controversy or claim arising under or in connection with this Agreement, or the breach hereof, shall be settled exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by Arbitrator(s) may be entered in any court having jurisdiction thereof. Any arbitration held pursuant to this Section 9 shall take place in San Francisco, California.

         10.      Notice.

                  (a) General. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

                           If to the Company:

                           Watkins-Johnson Company
                           3333 Hillview Avenue
                           Palo Alto, California 94304
                           Attention:  Corporate Secretary


                           If to Employee:

                           W. Keith Kennedy
                           26955 Orchard Hill Lane
                           Los Altos Hills, California  94022

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or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of address shall be effective only upon receipt.

                  (b) Notice of Termination. Any purported termination of employment shall be communicated by a written Notice of Termination to Employee in accordance with paragraph (a) of this Section 10, and shall state the specific termination provisions in this Agreement relied upon, and set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment.

         11. Nonwaiver, Complete Agreement, Governing Law. No provisions of this Agreement may be modified, waived or discharged unless in writing signed by both parties. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

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         12. Legal Fees and Expenses. The Company shall pay all reasonable legal fees and expenses which Employee may incur as a result of the Company's contesting the validity, enforceability or Employee's good faith interpretation of, or good faith determinations under, this Agreement; provided, however, that the Company shall not pay any legal fees and expenses incurred by Employee in contesting the termination of Employee's employment for Cause if, as a result of such contest, it is determined that Employee was in fact terminated for Cause.

         13. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date first above written.

                                        WATKINS-JOHNSON COMPANY


                                        By       /s/ Dean A. Watkins
                                                 -------------------------------
                                                 Chairman of the Board



                                                 /s/ W. Keith Kennedy
                                                 -------------------------------
                                                 W. Keith Kennedy

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